                                                                   Exhibit 10.26

                               FIRST AMENDMENT TO
                   EMPYREAN BIOSCIENCE, INC. LICENSE AGREEMENT
                         WITH THE COLEMAN COMPANY, INC.

         THIS FIRST AMENDMENT (hereinafter "Amendment"), is effective as of 20th day of April, 2001, by and between THE COLEMAN COMPANY, INC. a Delaware corporation with its principal offices at 3600 N. Hydraulic, Wichita, KS 67219 (hereinafter referred to as "COLEMAN") and EMPYREAN BIOSCIENCE, INC., Wyoming corporation, (hereinafter referred to as "Licensee").

WHEREAS, COLEMAN and Licensee entered into a certain License Agreement dated as of October 1, 1999, (hereinafter "License"); and

WHEREAS, COLEMAN and Licensee desire to modify and amend some of the terms of the License.

NOW, THEREFORE, COLEMAN and Licensee, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, agree as set forth in this Amendment:

1. RATIFICATION: COLEMAN and Licensee agree that, unless expressly modified in this Amendment, all of the terms and conditions of the License remain in full force and effect. This Amendment modifies and amends the terms and provisions of the License, and in the event that any terms and provisions of this Amendment conflict with the terms and provisions of the License, the terms and provisions of this Amendment shall amend, supersede, and control.

2. "MINIMUM ROYALTY: Section 3.3, of the License shall be amended and restated as follows:
         "Licensee shall pay COLEMAN annual Minimum Royalties as follows:
         1999/2000 Contract Year-----$25,000
         2001 Contract Year---------$110,000
         2002 Contract Year---------$220,000

         Licensee shall pay COLEMAN either the actual Royalty due for any Contract Quarter or one twelfth, except for the first year where it will be one fifteenth of the Minimum Royalty for the respective Contract Year, whichever is higher, within fifteen (15) days after the end of each Contract Quarter. If Licensee fails to meet the Minimum Royalties in any Contract Year, COLEMAN shall have the option to terminate this Agreement without any right in Licensee to cure."

         Except as modified herein, all provisions of Section 3 shall remain in full force and effect.

         This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment on the day and year first written.

THE COLEMAN COMPANY, INC.           EMPYREAN BIOSCIENCE, INC.

By: /s/ Steve Berreth               By:  /s/ Bennett S. Rubin
-----------------------------       ---------------------------------
Name:  Steve Berreth                Name:  Bennett S. Rubin
-----------------------------       ---------------------------------
Title:   President                  Title:  EVP & COO
-----------------------------       ---------------------------------